As filed with the U.S. Securities and Exchange Commission on March 25, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENJOY TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-1566891
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3240 Hillview Avenue Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip Code)

Enjoy Technology, Inc. 2021 Equity Incentive Plan

Enjoy Technology, Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

3240 Hillview Avenue

Palo Alto, CA 94304

1-(888) 463-6569

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Ron Johnson

Chief Executive Officer

Enjoy Technology, Inc.

3240 Hillview Avenue

Palo Alto, CA 94303

1-(888) 463-6569

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tiffany N. Meriweather	Rachel Proffitt
Chief Legal Officer	David Peinsipp
Enjoy Technology, Inc.	David Ambler
3240 Hillview Avenue	Su Lian Lu
Palo Alto, CA 94303	Cooley LLP
1-(888) 463-6569	3 Embarcadero Center,
20th Floor
San Francisco, CA 94111
(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement of Enjoy Technology, Inc. (the “Registrant”) on Form S-8 relating to the same employee benefit plans is effective.

The Registrant previously registered shares of common stock for issuance under its 2021 Equity Incentive Plan (the “2021 Plan”) and its 2021 Employee Stock Purchase Plan (the “2021 ESPP”) pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2021 (File No. 333-261808) (the “Prior Registration Statement”). In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference. The Registrant is registering (i) 7,492,009 additional shares of common stock pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2021 Plan on January 1, 2022, and (ii) 1,498,401 additional shares of common stock pursuant to the provisions of the 2021 ESPP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2021 ESPP on January 1, 2022.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the SEC:

(a) The Registrant’s Annual Report on Form 10-K (File No. 001-39800) for the fiscal year ended December 31, 2021 filed with the SEC on March 25, 2022.

(b) The description of the Registrant’s common stock which is contained in a Registration Statement on Form 8-A filed on December 11, 2020 (File No. 001-39800) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendment or report filed for the purpose of updating such description.

(c) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number		Incorporated by Reference
	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1*	Certificate of Incorporation of Enjoy Technology, Inc.	8-K	001-39800	3.1	October 22, 2021

4.2*	Bylaws of Enjoy Technology, Inc.	8-K	001-39800	3.2	October 22, 2021

4.3*	Specimen Common Stock Certificate.	S-4/A	333-256147	4.5	June 24, 2021

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).

99.1*	Enjoy Technology, Inc. 2021 Equity Incentive Plan.	S-1	333-260568	10.10	October 28, 2021

99.2*	Forms of Stock Option Grant Notice and Stock Option Agreement under the 2021 Equity Incentive Plan.	S-8	333-261808	99.5	December 21, 2021

99.3*	Forms of Restricted Stock Unit Award Notice and Restricted Stock Unit Award Agreement under the 2021 Equity Incentive Plan.	S-8	333-261808	99.6	December 21, 2021

99.4*	Enjoy Technology. Inc. 2021 Employee Stock Purchase Plan.	S-1	333-260568	10.11	October 28, 2021

107	Filing Fee Table

*	Previously Filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, California, on this 25th day of March, 2022.

ENJOY TECHNOLOGY, INC.

By:	/s/ Fareed Khan
Fareed Khan
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ron Johnson and Fareed Khan, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron Johnson	Director and Chief Executive Officer	March 25, 2022
Ron Johnson	(Principal Executive Officer)

/s/ Fareed Khan	Chief Financial Officer	March 25, 2022
Fareed Khan	(Principal Financial and Accounting Officer)

/s/ Jonathan Mariner	Director and Chief Administrative Office	March 25, 2022
Jonathan Mariner

/s/ Fred Harman	Director	March 25, 2022
Fred Harman

/s/ Salaam Coleman Smith	Director	March 25, 2022
Salaam Coleman Smith

/s/ Thomas Ricketts	Director	March 25, 2022
Thomas Ricketts

/s/ Brett Varsov	Director	March 25, 2022
Brett Varsov

/s/ Denise Young Smith	Director	March 25, 2022
Denise Young Smith

/s/ Gideon Yu	Director	March 25, 2022
Gideon Yu